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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
CONTACT:  Terrence Bowshier
Vice President
Director of Investor Relations
(614) 464-5078



            STATE AUTO FINANCIAL ANNOUNCES RECORD QUARTERLY EARNINGS

     o   RECORD QUARTERLY EARNINGS OF  $0.85

     o   GAAP COMBINED RATIO IMPROVED TO 87.0

     o   NET INCOME UP 128% FOR FIRST SIX MONTHS


COLUMBUS, OHIO (JULY 27, 2004) - State Auto Financial Corporation (NASDAQ: STFC) today reported record second quarter net income of $34.6 million, or $0.85 per diluted share, versus $8.3 million or $0.21 per diluted share for the same period in 2003. Net operating earnings* per share were $0.83 diluted, versus $0.14 diluted, for the same period in 2003.

STFC's combined ratio for the quarter was 87.0, on a GAAP basis, versus 103.8 for the second quarter of 2003. Catastrophe losses accounted for only 5.1 points of the loss ratio during the second quarter of 2004 compared to 17.1 points for the same period in 2003. STFC's second quarter revenue was $273.1 million, up from $263.2 million.

Revenue for the first six months of 2004 was $546.2 million, up from $516.5 million for 2003. For the first six months of 2004, net income was $67.0 million, or $1.65 per diluted share, compared with $29.4 million or $0.74 per diluted share for the same 2003 period, an increase of 128%. Year to date GAAP combined ratio for 2004 stands at 88.3 compared to 99.6 for 2003. STFC shareholders' book value per share has increased during the first six months of 2004 to $14.69 per share.

"We are very pleased to announce another record breaking quarter for STFC. While the industry as a whole is performing much better than in previous years, we believe our long-term emphasis on responsible underwriting and cost-based pricing continues to set us apart from the pack. This is the sixth quarter of the last seven that we have reported new highs in earnings per share for the same year over year period, said STFC Chairman and CEO Bob Moone.

                                   -- MORE --


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"While catastrophe losses moderately impacted our second quarter results, they were significantly less severe than during the comparable quarters of 2002 and 2003. This milder than average weather related loss experience, coupled with a continuation of improvement in our core loss ratios, allowed us to produce these outstanding results, " added Moone.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a regional property and casualty insurance holding company engaged primarily in writing both personal and commercial lines of insurance. The company markets its products through more than 22,500 independent agents associated with over 3,300 agencies in 26 central and eastern states, excluding New York, New Jersey and the New England states. The State Auto Insurance Companies' pool carries an A+ (Superior) rating from A.M. Best Co.

------------------------------------

*Net operating earnings, a non-GAAP financial measure which management believes is informative to Company management and investors, differ from GAAP net earnings only by the exclusion of realized capital gains or losses, net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to $0.02 for the quarter and $0.11 for 2004 year to date compared to $0.07 and $0.13 for the same periods in 2003.

                                   * * * * * *

STFC has scheduled a conference call with interested investors for Tuesday, July 27, 10:00 a.m. ET to discuss the company's second quarter 2004 performance. Live and archived broadcasts of the call can be accessed via links on www.STFC.com. A replay of the call can be heard beginning at noon July 27, by calling 1-888-568-0148. Supplemental schedules detailing the company's second quarter 2004 financial, sales and underwriting results are made available on www.STFC.com prior to the conference call.

                                   * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.


                                   -- MORE --







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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (numbers in millions, except per-share amounts)
                                   (unaudited)


                                                      Three Months Ended                Six Months Ended
                                                           June 30                          June 30
                                                    2004             2003             2004             2003
                                                    ----             ----             ----             ----


Net premiums written                             $   262.4        $   254.5        $   515.4        $   491.0
                                                 ---------        ---------        ---------        ---------

Earned premiums                                      252.4            241.7            501.1            474.1
Net investment income                                 17.8             15.8             35.3             31.5
Net realized gains on investments                      1.3              4.2              6.7              8.0
Other income                                           1.6              1.5              3.1              2.9
                                                 ---------        ---------        ---------        ---------
  Total revenue                                      273.1            263.2            546.2            516.5
                                                 ---------        ---------        ---------        ---------

Income before federal income taxes                    49.2              8.9             95.2             37.5

Federal income taxes                                  14.6              0.6             28.2              8.1
                                                 ---------        ---------        ---------        ---------
Net income                                       $    34.6        $     8.3        $    67.0        $    29.4
                                                 ---------        ---------        ---------        ---------

Earnings per share:
     - basic                                     $    0.87        $    0.21        $    1.69        $    0.75
     - diluted                                   $    0.85        $    0.21        $    1.65        $    0.74

Earnings per share from operations *:
     - basic                                     $    0.85        $    0.14        $    1.58        $    0.62
     - diluted                                   $    0.83        $    0.14        $    1.54        $    0.61

Weighted average shares outstanding:

     - basic                                          39.8             39.2             39.7             39.1
     - diluted                                        40.8             40.0             40.7             39.9

Book value per share                             $   14.69        $   13.08

Dividends paid per share                         $   0.040        $   0.035        $   0.080        $   0.070

Total shares outstanding                              39.9             39.3

GAAP ratios:
     Loss and LAE ratio                               57.9             75.6             58.6             70.1
     Expense ratio                                    29.1             28.2             29.7             29.5
                                                 ---------        ---------        ---------        ---------
     Combined ratio                                   87.0            103.8             88.3             99.6
                                                 =========        =========        =========        =========

* Net income from operations:

Net income                                       $    34.6        $     8.3        $    67.0        $    29.4
Less net realized gains on investments,
  less applicable federal income taxes                 0.8              2.7              4.4              5.2
                                                 ---------        ---------        ---------        ---------
Net income from operations                       $    33.8        $     5.6        $    62.6        $    24.2
                                                 =========        =========        =========        =========